UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 10, 2007
Cohu, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway,
California		92064

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 858-848-8100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 10, 2007, Delta Design, Inc. (“Delta”), a wholly-owned subsidiary of Cohu, Inc. (the “Company”) that, designs, manufactures, sells and services semiconductor test handling equipment used in the production of semiconductors, entered into a purchase agreement with Intel Corporation (“Intel”) for the sale of capital equipment, goods and services to Intel (the “Agreement”). A copy of the Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and the foregoing description of the Agreement is qualified in its entirety by reference to the Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Intel Corporation Purchase Agreement — Capital Equipment, Goods and Services, dated January 10, 2007, by and between Delta and Intel*

*	The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

April 25, 2007	By:	John H. Allen
Name: John H. Allen
Title: VP Finance & CFO

Exhibit Index

Exhibit No.	Description

99.1	Intel Corporation Purchase Agreement — Capital Equipment, Goods and Services, dated January 10, 2007, by and between Delta and Intel*

*	The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately with the Securities and Exchange Commission.